EXHIBIT 10.12

ARTICLES OF ORGANIZATION
OF
ENERGETIC SYSTEMS INC., LLC

          The undersigned natural person of the age of eighteen (18) years of more, acting as organizer of a limited liability company under Chapter 86 of the Nevada Revised Statues (the “Chapter”), hereby adopts the following Articles of Organization.

ARTICLE ONE

NAME

          The name of the limited liability company is Energetic Systems Inc., LLC (the “Company”).

ARTICLE TWO

DURATION

          This Company’s duration is perpetual unless earlier dissolved in accordance with its Operating Agreement.  The issuance of the Certificate of Organization by the Nevada Secretary of State will be the Company’s beginning date.

ARTICLE THREE

PURPOSE

          The purpose for which the Company is organized is to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which limited liability companies may be organized under the Nevada Revised Statutes.

ARTICLE FOUR

RESIDENT AGENT

          The name of the Company’s initial registered agent is The Corporation Trust Company of Nevada.  The street address of the Company’s initial registered office where process may be served upon the Company is 6100 Neil Road, Suite 500, Reno, Nevada  89511.

ARTICLE FIVE

MANAGER

          The Company is to be managed by a Manager or Managers.  The number of Managers of the Company shall be fixed by, or in the manner provided in, the Operating Agreement of the Company.  The initial number of Managers of the Company is four (4), and the names and addresses of the persons who will to serve as Managers until the first meeting of the Managers or until their successor or successors are elected and qualified are:

Name	Address

David P. Taylor	9950 Claymore Drive
Dallas, Texas 75243

James P. O’Reilly	34 Golden Boulevard
St. Catherines, Ontario, Canada
L2N 7M9

Forunato Villamagna	3770 Howard Hughes Parkway
Suite 300
Las Vegas, Nevada 89109

David N. Keys	3770 Howard Hughes Parkway
Suite 300
Las Vegas, Nevada 89109

ARTICLE SIX

EXEMPTION OF MANAGERS FROM LIABILITY

          No Manager shall be liable to the Company or Members for monetary damages for an act or omission in such Person’s capacity as a Manager, except for liability for (a) a breach of such Manager’s duty of loyalty to the Company or its Managers, (b) an act or omission not in good faith that constitutes a breach of duty of such Manager to the Company or an act or omission that involves intentional misconduct or a knowing violation of law, (c) a transaction from which such Manager received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such Manager’s position, or (d) an act or omission for which the liability of a Manager is expressly provided for by an applicable statute.  If the Chapter or other applicable law is amended to authorize action further elimination or limitation of the liability of a Manager, then the liability of a Manager shall be eliminated or limited to the fullest extent permitted by the Chapter or other applicable law, as so amended.  Any repeal or modification of this paragraph by the Managers or the Mangers shall not adversely affect the right or protection of a Manager existing at the time of such repeal or modification.

ARTICLE SEVEN

INDEMNIFICATION OF MANAGER, MEMBER, EMPLOYEE OR AGENT

          Consistent with the provisions of Sections 86.411 and 86.421 of the Chapter, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that they are or were a manager, member, employee or agent of the Company, or are or were serving at the request of the Company as a manager, member, employee or agent, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in

Page 2 of Exhibit 10.12

good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited-liability company, and that, with respect to any criminal action or proceeding, they had reasonable cause to believe that his conduct was unlawful.

ARTICLE EIGHT

OPERATING AGREEMENT

          The initial Operating Agreement will be adopted by the Managers.  The powers to alter, amend, or repeal the Operating Agreement or adopt new Operating Agreement is vested in the Managers.

ARTICLE NINE

ORGANIZER

          The name of the organizer is Bradley S. Knippa, and his address for purposes of these Articles of Organization is 100 Congress Avenue, Suite 1100. Austin, Texas  78701.

          IN WITNESS WHEREOF, the undersigned being the organizer for the purpose of forming a limited liability corporation under the laws of the State of Nevada has executed these Articles of Organization on this the 4th day of October, 2002.

Bradley S. Knippa, Organizer

Page 3 of Exhibit 10.12